Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We have issued our report dated January 22, 2015 with respect to the consolidated financial statements of Sigma Holdings, LLC for the year ended December 31, 2013 included in the Form 8-K/A of Speed Commerce, Inc. as filed on February 4, 2015, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ CLIFTONLARSONALLEN LLP

Indianapolis, IN

February 4, 2015